Exhibit 1.1

Execution Copy

TC PipeLines, LP

7,700,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

May 16, 2013

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

UBS Securities LLC

As Representatives of the several

Underwriters named in Schedule 1 attached hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

TC PipeLines, LP, a Delaware limited partnership (the “Partnership”), proposes to sell to the several underwriters listed on Schedule 1 hereto (the “Underwriters”) 7,700,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”).  In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 1,155,000 Common Units, on the terms and for the purposes set forth in Section 2 hereof (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively referred to herein as the “Units.”  Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and UBS Securities LLC (the “Representatives”) shall act as the representatives of the several Underwriters.

For purposes of this Agreement, (i) TC PipeLines GP, Inc., a Delaware corporation (the “General Partner”), is a wholly owned subsidiary of TransCanada PipeLines Limited, a Canadian corporation (“TransCanada”); (ii) the General Partner is the general partner of the Partnership, TC GL Intermediate Limited Partnership, a Delaware limited partnership (“TCGL Intermediate Partnership”), TC Tuscarora Intermediate Limited Partnership, a Delaware limited partnership (“TCT Intermediate Partnership”), and TC PipeLines Intermediate Limited Partnership, a Delaware limited partnership (“TCP Intermediate Partnership” and, together with TCGL Intermediate Partnership and TCT Intermediate Partnership, the “Intermediate Partnerships”); (iii) the Partnership owns all of the limited partner interests in each of the Intermediate Partnerships; (iv) TCGL Intermediate Partnership owns a 46.45% general partner interest in Great Lakes Gas Transmission Limited Partnership, a Delaware limited partnership (“Great Lakes”); (v) TCT Intermediate Partnership owns (directly and indirectly) a 100% general partner interest in Tuscarora Gas Transmission Company, a Nevada general partnership (“Tuscarora”); and (vi) TCP Intermediate Partnership owns a 25% membership interest in Bison Pipeline LLC, a Delaware limited liability company (“Bison”), a 25% membership interest in Gas Transmission Northwest LLC, a Delaware limited liability company (“GTN”), a 50% general partner interest in Northern Border Pipeline Company, a Texas general partnership (“NBPC”), and a 100% membership interest in North Baja Pipeline, LLC, a Delaware limited liability company (“North Baja”).  The Partnership and the General Partner are collectively referred to herein as the “TCP Parties.”  The Partnership, the General Partner and the Intermediate Partnerships are collectively referred to herein as the “Partnership Entities.”  Certain terms used herein are defined in Section 21 hereof.

This is to confirm the agreement among the TCP Parties and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

1.             Representations and Warranties.  Each of the TCP Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           Registration Statement.  The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-188628) on Form S-3, including a related base prospectus dated May 15, 2013 for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective under the Act.  The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you.  The Partnership will file with the Commission, in accordance with Rule 424(b), a final prospectus supplement relating to the Units and a related base prospectus that will be part of the registration statement.  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Applicable Time, will be included or made therein.  The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not more than three years before the Applicable Time.

Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of

Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)           No Material Misstatement or Omission in Final Prospectus or Registration Statement.  On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any Option Closing Date (as defined herein) the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and on any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the TCP Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.  Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(c)           Incorporated Documents Comply As to Form.  The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.  Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(d)           No Material Misstatement or Omission in Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)           Not an Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f)            No Conflicts in Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)           No Stop Order.  Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and, to the knowledge of the TCP Parties, is threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the TCP Parties, threatened to institute proceedings for any such purpose.

(h)           Formation and Qualification of the Partnership Entities, Bison, Great Lakes, GTN and North Baja.  Each of the Partnership Entities, Bison, Great Lakes, GTN and North Baja has been duly formed and is validly existing in good standing as a corporation, limited partnership or limited liability company under the Delaware General Corporation Law (“DGCL”), the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or the Delaware Limited Liability Company Act (“Delaware LLC Act”), as the case may be, with full corporate or partnership power and authority to own or lease its properties and to conduct the businesses in which it is engaged, and, in the case of the

General Partner, TCGL Intermediate Partnership, TCP Intermediate Partnership and TCT Intermediate Partnership, to act as the general partner of the Partnership and each of the Intermediate Partnerships, Great Lakes, NBPC and North Baja, and Tuscarora, respectively, in each case in all material respects as described in the Pricing Disclosure Package and the Final Prospectus.  Each of the Partnership Entities, Bison, Great Lakes, GTN and North Baja is or, at the Closing Date and the Option Closing Date, as the case may be, will be duly registered or qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i)            Formation and Qualification of NBPC and Tuscarora.  Each of NBPC and Tuscarora has been duly formed and is validly existing as a general partnership under the laws of the State of Texas and the laws of the State of Nevada, respectively, with full partnership power and authority to own or lease its properties and to conduct its businesses in which it is engaged, in each case in all material respects as described in the Pricing Disclosure Package and the Final Prospectus.  Each of NBPC and Tuscarora is or, at the Closing Date and the Option Closing Date, as the case may be, will be duly registered or qualified as a foreign general partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j)            Ownership of the General Partner Interests.  The General Partner is the sole general partner of the Partnership and each of the Intermediate Partnerships with a 1.0% general partner interest in the Partnership and a 1.0101% general partner interest in each of the Intermediate Partnerships; such general partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended to date (the “Partnership Agreement”), or the partnership agreements of each of the Intermediate Partnerships, each as amended to date (collectively, the “Intermediate Partnership Agreements”); and the General Partner owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Final Prospectus), security interests or claims.

(k)           Capitalization.  As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 53,472,766 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”).  All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA and as otherwise disclosed in the Base Prospectus).  The Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Final Prospectus.

(l)            Ownership of the Limited Partner Interests in the Intermediate Partnerships.  The Partnership owns a 98.9899% limited partner interest in each of the Intermediate Partnerships; such limited partner interests have been duly authorized and validly issued in accordance with the applicable Intermediate Partnership Agreement and are fully paid (to the extent required under the applicable Intermediate Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA); and the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests or claims.

(m)          Ownership of Interest in Bison.  TCP Intermediate Partnership owns a 25% membership interest in Bison; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Bison, as amended to date (the “Bison LLC Agreement”), and is fully paid (to the extent required under the Bison LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware LLC Act); and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests or claims.

(n)           Ownership of Interest in Great Lakes.  TCGL Intermediate Partnership owns a 46.45% general partner interest in Great Lakes; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Great Lakes, as amended to date (the “Great Lakes Partnership Agreement”); and TCGL Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests or claims.

(o)           Ownership of Interest in GTN.  TCP Intermediate Partnership owns a 25% membership interest in GTN; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of GTN, as amended to date (the “GTN LLC Agreement”), and is fully paid (to the extent required under the GTN LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware LLC Act); and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests or claims.

(p)           Ownership of Interest in NBPC.  TCP Intermediate Partnership owns a 50% general partner interest in NBPC; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of NBPC, as amended to date (the “NBPC Partnership Agreement”); and TCP Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests or claims.

(q)           Ownership of Interest in North Baja.  TCP Intermediate Partnership owns a 100% membership interest in North Baja; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of North Baja, as amended to date (the “North Baja LLC Agreement”), and is fully paid (to the extent required under the North Baja LLC Agreement) and nonassessable (except as such nonassessability may be affected by the Delaware LLC Act); and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests or claims.

(r)            Ownership of Interest in Tuscarora.  TCT Intermediate Partnership owns (directly and indirectly through TC Pipelines Tuscarora LLC) a 100% general partner interest in Tuscarora; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Tuscarora, as amended to date (the “Tuscarora Partnership Agreement”); and TCT Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests or claims.

(s)            No Other Subsidiaries.  Other than (i) the Partnership’s ownership interest in the Intermediate Partnerships and (ii) the Intermediate Partnerships’ ownership interests in each of Bison, Great Lakes, GTN, NBPC, North Baja, Tuscarora and TC Pipelines Tuscarora LLC, as applicable, neither the Partnership nor the Intermediate Partnerships own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its partnership interests in the Partnership and each of the Intermediate Partnerships, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t)            No Preemptive Rights, Registration Rights or Options.  Except as described in the Final Prospectus and the Pricing Disclosure Package, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or equity interests of the Partnership Entities, in each case pursuant to the agreement or certificate of limited partnership, the certificate of incorporation or other incorporation or organizational documents (collectively, the “Organizational Documents”) of any of the Partnership Entities, or any other agreement or instrument to which any such entity is a party or by which any of them may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in the Final Prospectus, the Pricing Disclosure Package and the Partnership Agreement.  There are no outstanding options or warrants to purchase any Common Units (except pursuant to this Agreement).

(u)           Authorization, Execution and Delivery of Underwriting Agreement.  This Agreement has been duly authorized, validly executed and delivered by each of the TCP Parties.

(v)           Enforceability of Other Agreements.  The Organizational Documents of each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora, the Agreement for Purchase and Sale of Membership Interest, dated as of May 15, 2013 (the “Bison Acquisition Agreement”), by and between TC Continental Pipeline Holdings, Inc. and TCP Intermediate Partnership, and the Agreement for Purchase and Sale of Membership Interest, dated as of May 15, 2013 (the “GTN Acquisition Agreement” and, together with the Bison Acquisition Agreement, the “Acquisition Agreements”), by and between TransCanada American Investments Ltd. and TCP Intermediate Partnership, have been duly authorized, validly executed and delivered and are valid and legally binding agreements, enforceable against the parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(w)          No Conflicts.  None of the offering and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated hereby or thereby by the TCP Parties (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the TCP Parties to perform their obligations under this Agreement.

(x)           No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora or any of their respective properties is required in connection with the offering and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation by any of the TCP Parties of the transactions contemplated by this Agreement, except for such consents required under the Act and state securities or “Blue Sky” laws.

(y)           No Default.  None of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the TCP Parties to perform their obligations under this Agreement.

(z)           Independent Registered Public Accounting Firm.  The independent registered public accounting firm, KPMG LLP, who has audited the financial statements of the Partnership, Bison, Great Lakes, GTN and NBPC included in the Pricing Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), is a registered independent public accounting firm with respect to the Partnership, Bison, Great Lakes, GTN and NBPC, as required by the Act.

(aa)         Financial Statements.  At March 31, 2013, the Partnership had a capitalization as indicated in the Pricing Disclosure Package and the Final Prospectus (and any amendment and supplement thereto).  The historical financial statements (including the related notes and supporting schedules) of the Partnership, Bison, Great Lakes, GTN and NBPC included in the Pricing Disclosure Package and the Final Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial position, results of operations and cash flows of the Partnership, Bison, Great Lakes, GTN and NBPC on the basis stated therein at the respective dates or for the respective periods which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied through the periods involved, except to the extent disclosed therein.  The summary financial data set forth in the Preliminary Prospectus and the Final Prospectus (and any amendment or supplement thereto) under the caption “Summary Historical and Pro Forma Financial Data” is accurately presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which it has been derived, except to the extent disclosed therein.

(bb)         No Material Adverse Change.  None of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora has sustained, since the date of the latest financial statements included in the Pricing Disclosure Package and the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Final Prospectus.  Except as disclosed in the Pricing Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Pricing Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora.

(cc)         Title to Properties of the Partnership Entities.  None of the Partnership Entities owns in fee simple or under lease any real property or buildings; at the Closing Date and the Option Closing Date, as the case may be, the Partnership Entities will have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities.

(dd)         Title to Properties of Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora.  Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora have good and marketable title to all real and personal property necessary to own and operate their respective assets as described in the Pricing Disclosure Package and the Final Prospectus, free and clear of all liens, claims, encumbrances, charges, security interests and defects, except (i) as described in the Pricing Disclosure Package and the Final Prospectus and (ii) such as do not materially interfere with the ownership, operation or benefits of ownership of their assets or materially increase the cost of operation or ownership of their assets, provided that, (a) with respect to the gas transmission pipelines and right-of-way interests related thereto (the “Pipeline Properties”) the foregoing shall only constitute a representation that, except as described in the Pricing Disclosure Package and the Final Prospectus, (x) each of Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora has sufficient title to enable it to use such Pipeline Properties in its business as they have been used in the past and as are proposed to be used in the future, as described in the Pricing Disclosure Package and the Final Prospectus, and (y) any lack of title has not had and will not have any material adverse effect on the ability of Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora to use such Pipeline Properties as they have been used in the past and are proposed to be used in the future, as described in the Pricing Disclosure Package and the Final Prospectus, and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora, such real property, buildings and equipment are held by Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora, as applicable, under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment by such person.

(ee)         Permits.  Each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Final Prospectus and except for such permits the failure of which to have obtained would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Final Prospectus to be conducted; each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such failures to perform, revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package and the Final Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and the Final Prospectus.

(ff)          Books and Records.  The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)         Disclosure Controls.  The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Partnership, including its subsidiary limited partnerships, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness and presented conclusions regarding such effectiveness in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012; and (iii) as of December 31, 2012, were effective in ensuring that the information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(hh)         Internal Control over Financial Reporting. The Partnership’s internal control over financial reporting was effective as of March 31, 2013 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.  The Partnership is not aware of any significant deficiencies or material weaknesses in its internal control over financial reporting.

(ii)           No Recent Changes to Internal Controls.  Since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus, there have been no changes in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(jj)           Compliance with Sarbanes-Oxley.  The General Partner and the Partnership and all of the General Partner’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(kk)         Tax Returns.  Each of the Partnership Entities, and, to the knowledge of the TCP Parties, each of Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with U.S. GAAP or (ii) that, if not paid, would not have a Material Adverse Effect.

(ll)           ERISA.  With respect to each employee benefit plan, program and arrangement (governed by the laws of Canada or the United States, including, without limitation, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained or contributed to by the TCP Parties, or with respect to which the Partnership could incur any liability under ERISA (collectively, the “Benefit Plans”), no event has occurred, in connection with which the Partnership could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could have a Material Adverse Effect, or subject the limited partners of the Partnership to any material liability or disability.

(mm)      Investment Company.  The Partnership is not now, and after issuance and sale of the Units to be issued and sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Preliminary Prospectus and the Final Prospectus under the caption “Use of Proceeds” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(nn)         Environmental Compliance.  Except as described in the Pricing Disclosure Package and the Final Prospectus, each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except as to (i)-(iv) above where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(oo)         Environmental Review.  In the ordinary course of business, each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenses required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constrains on operating activities and any potential liabilities to third parties).  Except as set forth in the Pricing Disclosure Package and the Final Prospectus, there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, individually or in the aggregate, result in a Material Adverse Effect.

(pp)         No Labor Dispute.  Each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Partnership Entities, NBPC or Tuscarora exists or, to the knowledge of the Partnership Entities, is imminent or threatened; and none of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora is aware of any existing, imminent or threatened labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors; in any case that would result in a Material Adverse Effect.

(qq)         Insurance.  Each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on the Option Closing Date.  Each of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja and Tuscarora is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(rr)           Litigation.  Except as described in the Pricing Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best of the TCP Parties’ knowledge, threatened, to which any member of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora is or may be a party or to which the business or property of any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(ss)          No Distribution of Other Offering Materials.  None of the TCP Parties has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134.

(tt)           Market Stabilization.  The TCP Parties have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(uu)         Listing.  The Units will be listed on the New York Stock Exchange prior to the Closing Date.

(vv)         Related Party Transactions.  No relationship, direct or indirect, exists between or among the TCP Parties on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its respective affiliates (other than the TCP Parties) on the other hand, which is required to be described in the Pricing Disclosure Package and the Final Prospectus which is not so described.

(ww)       No Omitted Descriptions.  There are no legal or governmental proceedings pending or, to the knowledge of the TCP Parties, threatened or contemplated, against any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora or to which any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Pricing Disclosure Package or the Final Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Pricing Disclosure Package or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

(xx)         FCPA.  None of the Partnership Entities, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any of the Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject; and the Partnership Entities and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(yy)         Money Laundering.  The operations of the Partnership Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of jurisdictions where the Partnership Entities conduct business and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(zz)         OFAC.  None of the Partnership Entities, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any Partnership Entity, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity, or in an country or territory, that at the time of such financing is the subject of any sanctions administered by OFAC.

(aaa)      XBRL. The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of any of the TCP Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the TCP Parties, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell 7,700,000 Firm Units to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the purchase price of $42.16177 per Unit, the number of Firm Units set forth opposite such Underwriter’s name in Schedule 1 hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Units set forth in Schedule 1 hereto, at the same purchase price per Unit as the Underwriters shall pay for the Firm Units.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as the number of the Firm Units set forth opposite the name of such Underwriter on Schedule 1 hereto bears to the aggregate number of the Firm Units, subject to such adjustments as the Representatives, in their absolute discretion, shall make to eliminate any fractional units.

3.             Delivery and Payment.Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, at 10:00 a.m., New York City time, on May 22, 2013, or at such time on such later date not more than three Business Days after the foregoing date as Wells Fargo Securities, LLC shall designate, which date and time may be postponed by agreement among Wells Fargo Securities, LLC and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Firm Units shall be made for the account of each Underwriter against payment by the several Underwriters of the purchase price thereof to the Partnership.  Certificates for the Units, if any, shall be registered in such names and in such denominations as Wells Fargo Securities, LLC may request not less than two Business Days in advance of the Closing Date or any Option Closing Date, as the case may be.  The Partnership agrees to have the certificates for the Units available for inspection, checking and packaging in New York, New York, not later than 1:00 p.m. on the Business Day prior to the Closing Date or any Option Closing Date, as the case may be.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriters, at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, on the date specified by Wells Fargo Securities, LLC (which shall be within three Business Days after exercise of said option) (the “Option Closing Date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through Wells Fargo Securities, LLC of the purchase price thereof to the Partnership by wire transfer payable in same-day funds to the accounts specified by the Partnership.  If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to Wells Fargo Securities, LLC on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

5.             Agreements.Each of the TCP Parties, jointly and severally, covenants and agrees with the several Underwriters that:

(a)           Registration Statement.  Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Base Prospectus or the Final Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and timely object.  The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the

Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           Notice of Untrue Statement or Omission in Pricing Disclosure Package.  If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will notify promptly the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

(c)           Amendment of Registration Statement.  If, at any time when, in the opinion of counsel to the Underwriters, a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and

(iv) supply any supplemented Final Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

(d)           Documents Available.  As soon as practicable, but in any event not later than 90 days after the period covered thereby, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(e)           Copies of Documents to the Underwriters.  The Partnership will furnish to the Representatives and their counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)            Blue Sky Qualifications.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of the Financial Industry Regulatory Authority (“FINRA”), in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)           Use of Issuer Free Writing Prospectus.  The TCP Parties agree that, unless they have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the TCP Parties that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule 3 hereto.  Any such free writing prospectus consented to by the Underwriters or the TCP Parties is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The TCP Parties agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           Lock-up Period; Lock-up Letters.  The TCP Parties will not, without the prior written consent of Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the TCP Parties directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, for a period of 45 days after the Applicable Time (the “Lock-up Period”) except that (i) the Partnership may sell the Units offered hereby, (ii) the Partnership may grant restricted units or options to purchase Common Units under the Partnership’s Long-Term Incentive Plan as in effect on the date hereof and (iii) the Partnership may sell Common Units to TransCanada directly or indirectly, provided that TransCanada agrees in writing not to offer, sell, contract to sell, pledge, or otherwise dispose of such Common Units during the Lock-up Period.  In addition, (i) each executive officer and director of the General Partner and (ii) TransCan Northern Ltd. will execute and deliver to the Underwriters a letter, dated the Execution Date, substantially in the form of Exhibit A hereto.

In furtherance of the foregoing, the Partnership and its transfer agent are authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 5(i)(h).  In addition, the TCP Parties agree that, without the prior written consent of Wells Fargo Securities, LLC, the TCP Parties will not, during the Lock-up Period make any demand for or exercise any right with respect to the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

(i)            Market Stabilization.  The TCP Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(j)            Expenses.  The Partnership agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the Units or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (ix) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the TCP Parties contained herein as of the Applicable Time, the Closing Date and, if applicable, the Option Closing Date, to the accuracy of the statements of the TCP Parties made in any certificates pursuant to the provisions hereof, to the performance by the TCP Parties of their respective obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, or any supplement thereto, will have been filed in the manner and within the time period required by Rule 424(b), and any other material required to be filed by the Partnership pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           All corporate or partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           The Partnership shall have requested and caused Orrick, Herrington & Sutcliffe LLP, counsel for the Partnership, to have furnished to the Underwriters their written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)            Each of the Partnership Entities, Bison, Great Lakes, GTN and North Baja has been duly formed and is validly existing in good standing as a corporation, limited partnership or limited liability company under the DGCL, the DRULPA or the Delaware LLC Act, as the case may be, with full corporate, partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the Pricing Disclosure Package and the Final Prospectus.  Each of the Partnership Entities is duly registered or qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of the jurisdictions set forth on Exhibit B to this Agreement.

(ii)           The General Partner has full corporate power and authority to act as the general partner of the Partnership and each of the Intermediate Partnerships, in each case in all material respects as described in the Pricing Disclosure Package and the Final Prospectus.

(iii)          Each of the Intermediate Partnerships has full partnership power and authority to act as the general partner of each of Great Lakes, NBPC or Tuscarora, as applicable, in each case in all material respects as described in the Pricing Disclosure Package and the Final Prospectus.

(iv)          The General Partner is the sole general partner of the Partnership and each of the Intermediate Partnerships with a 1.0% general partner interest in the Partnership and a 1.0101% general partner interest in each of the Intermediate Partnerships; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement and the Intermediate Partnership Agreements; and the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

(v)           As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 53,472,766 Common Units and Incentive Distribution Rights.  The Units and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-303 of the DRULPA and as described in the Prospectus).  The Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the DRULPA and as otherwise disclosed in the Prospectus).  The Common Units and the Incentive Distribution Rights conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Final Prospectus.

(vi)          The Partnership owns a 98.9899% limited partner interest in each of the Intermediate Partnerships; such limited partner interests have been duly authorized and validly issued in accordance with the applicable Intermediate Partnership Agreement and are fully paid (to the extent required under the applicable Intermediate Partnership Agreement) and nonassessable (except as such nonassessability ay be affected by Section 17-607 of the DRULPA); and the Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

(vii)         TCGL Intermediate Partnership owns a 46.45% general partner interest in Great Lakes; such general partner interest has been duly authorized and validly issued in accordance with the Great Lakes Partnership Agreement; and TCGL Intermediate Partnership owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCGL Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DRULPA.

(viii)        TCP Intermediate Partnership owns a 25% membership interest in Bison; such membership interest has been duly authorized and validly issued in accordance with the Bison LLC Agreement; and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(ix)          TCP Intermediate Partnership owns a 25% membership interest in GTN; such membership interest has been duly authorized and validly issued in accordance with the GTN LLC Agreement; and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(x)           TCP Intermediate Partnership owns its general partner interest in NBPC free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas Revised Partnership Act.

(xi)          TCP Intermediate Partnership owns a 100% membership interest in North Baja; such membership interest has been duly authorized and validly issued in accordance with the North Baja LLC Agreement; and TCP Intermediate Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCP Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(xii)         TCT Intermediate Partnership owns its general partner interest in Tuscarora free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TCT Intermediate Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under Nevada law.

(xiii)        Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership Entities pursuant to any of the Organizational Documents of the Partnership Entities, except as provided in Section 7.12 of the Partnership Agreement.  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units by the Partnership as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(xiv)        This Agreement has been duly authorized, executed and delivered by each of the TCP Parties.

(xv)         The Partnership Agreement and the Intermediate Partnership Agreements have been duly authorized, executed and delivered by the General Partner and are valid and legally binding agreements of the General Partner, enforceable against the General Partner in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws and public policy.

(xvi)        The Great Lakes Partnership Agreement has been duly authorized, executed and delivered by TCGL Intermediate Partnership and is a valid and legally binding agreement of TCGL Intermediate Partnership, enforceable against TCGL Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(xvii)       The Bison LLC Agreement is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(xviii)      The GTN LLC Agreement is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(xix)        The North Baja LLC Agreement is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, provided further, that the indemnity, contribution and exoneration provisions contained in such agreement may be limited by applicable laws and public policy.

(xx)         None of the issuance, offering and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated hereby or thereby (A) constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any agreement filed or incorporated by reference as an exhibit to any Incorporated Document (including any amendment or supplement thereto), (C) violates or will violate any federal or Delaware statute, law or regulation, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the TCP Parties to perform their obligations under this Agreement.

(xxi)        No permit, consent, approval, authorization, order, registration, filing or qualification of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus.

(xxii)       The statements in the Preliminary Prospectus and the Final Prospectus under the captions “Description of Common Units” and “Tax Considerations” and the description of the Partnership Agreement contained in the Partnership’s registration statement on Form 8-A/A, filed on November 12, 2009 as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, and the Common Units and the Incentive Distribution Rights conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Final Prospectus.

(xxiii)      The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) that has been filed with the Commission not earlier than three years prior to the date of such opinion; any required filing of the Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, no proceedings for that purpose have been instituted or threatened.

(xxiv)     The Registration Statement and the Final Prospectus (including any amendment or supplement thereto) (except for the financial statements and the notes and the schedules thereto, and the other financial and statistical information included therein, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations promulgated thereunder.

(xxv)      To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their subsidiaries or their property of a character required to be disclosed in the Registration Statement or the Final Prospectus which is not so disclosed in the Pricing Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(xxvi)     None of the Partnership Entities is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Preliminary Prospectus and the Final Prospectus, neither will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Final Prospectus and the Pricing Disclosure Package and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Final Prospectus and the Pricing Disclosure Package (except to the extent specified in the foregoing opinion), nothing has come to such counsel’s attention which would lead it to believe that: (A) any part of the Registration Statement, as of the date on which such part became effective and as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B)  the Final Prospectus, as of its issue date and the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information derived from the financial statements included or incorporated by reference therein, as to which such counsel need not comment).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon statements and representations of officers and employees of the TCP Parties, to the extent they deem proper, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the DRULPA, the DGCL and the Delaware LLC Act, (D) with respect to the opinions expressed in paragraph (i) above as to the due qualification or registration as a foreign limited partnership or corporation, as the case may be, of each the Partnership Entities, state that such opinions are based on certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit B (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to the Underwriters) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

(d)           The Partnership shall have requested and caused Kristine Delkus, in-house counsel for the Partnership, to have furnished to the Underwriters her written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, substantially to the effect that:

(i)            The statements in the Incorporated Documents under the captions “Business—Narrative Description of Business” and “Business—Government Regulation” as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby.

(ii)           None of the offering and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the TCP Parties, or the consummation of the transactions contemplated thereby (A) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Partnership Entities, Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora or any of their properties in a proceeding to which any of them or their property is a party or (B) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any agreement, lease or instrument known to such counsel (excluding any agreement filed or incorporated by reference as an exhibit to any Incorporated Document (including any amendment or supplement thereto) as to which such counsel need not express any opinion) to which any of the Partnership Entities,

Bison, Great Lakes, GTN, NBPC, North Baja or Tuscarora is a party, which breaches, violations or defaults, in the case of clauses (A) or (B), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the TCP Parties to perform their obligations under this Agreement.

(iii)          To the knowledge of such counsel, except as disclosed in the Pricing Disclosure Package and the Final Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their subsidiaries or their property which, if determined adversely to any such party, would, individually or the aggregate, result in a Material Adverse Effect.

(e)           The Partnership shall have requested and caused Jon A. Dobson, in-house counsel for the Partnership, to have furnished to the Underwriters his written opinion, subject to reasonable and customary qualifications, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, substantially to the effect that:

(i)            NBPC is validly existing under the laws of the State of Texas with full partnership power and authority to own or lease its properties and to conduct its business in which it is engaged, in each case in all material respects as described in the Pricing Disclosure Package and the Final Prospectus.

(ii)           TCP Intermediate Partnership owns a 50% general partner interest in NBPC; such general partner interest has been duly authorized and validly issued in accordance with the NBPC Partnership Agreement.

(iii)          The NBPC Partnership Agreement has been duly authorized, executed and delivered by TCP Intermediate Partnership and is a valid and legally binding agreement of TCP Intermediate Partnership, enforceable against TCP Intermediate Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(f)            The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, with respect to the sale of the Units, the Registration Statement, the Pricing Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           The Partnership shall have furnished to the Representatives a certificate reasonably satisfactory to them, signed on behalf of the Partnership by the Chairman of the Board or the President and the principal financial or accounting officer of the General Partner, dated the Closing Date and the Option Closing Date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Pricing Disclosure Package, any supplements or amendments thereto and this Agreement and that:

(i)            the representations and warranties of the TCP Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the TCP Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to such person’s knowledge, threatened;

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and

(iv)          such other matters as the Underwriters may reasonably request.

(h)           At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter or letters with respect to each of the Partnership, Bison, Great Lakes, GTN and NBPC, in form and substance satisfactory to the Representatives, addressed to the Representatives and dated the date hereof, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the Public Accounting Oversight Board (“PCAOB”), and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)            With respect to the letter or letters of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), such accounting firm shall have furnished to the Underwriters a letter or letters (the “bring-down letters”) of KPMG LLP, addressed to the Underwriters and dated the Closing Date or the Option Closing Date, as the case may be, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating that, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(j)            Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (h) and (i) of this Section 6 or (ii) any change, or any development involving, individually or in the aggregate, a prospective change, in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(k)           Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)            Prior to the Closing Date, the TCP Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and, if applicable, the Option Closing Date by the Representatives.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the TCP Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the TCP Parties will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.             Indemnification and Contribution.

(a)           Each of the TCP Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each of the TCP Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.  This indemnity agreement will be in addition to any liability which the TCP Parties may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the TCP Parties, each of their respective directors, each of its officers who signs the Registration Statement, and each person who controls the TCP Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in this Section 8(b).  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The TCP Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the TCP Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the TCP Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the TCP Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the TCP Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the TCP Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the TCP Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the TCP Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The TCP Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the TCP Parties within the meaning of either the Act or the Exchange Act, each officer of the TCP Parties who shall have signed the Registration Statement and each director of the TCP Parties shall have the same rights to contribution as the TCP Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule 1 hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the TCP Parties.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Pricing Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the TCP Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq Stock Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the TCP Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the TCP Parties or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership Parties, will be mailed or delivered to TC PipeLines, LP, 717 Texas Street, Suite 2400, Houston, Texas 77002-2761; or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention:  Equity Syndicate Department (fax:  212-214-5918); or if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, will be mailed or delivered to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; or if sent to J.P. Morgan Securities LLC, will be mailed or delivered to J.P. Morgan Securities LLC, 383 Madison Avenue, 28th floor, New York, NY 10179, Attention: Equity Syndicate Desk (fax: 212-633-8358); or if sent to Morgan Stanley & Co. LLC, will be mailed or delivered to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or if sent to UBS Securities LLC, will be mailed or delivered to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department (fax: 212-713-3371).

13.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty.  Each of the TCP Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters).  The Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

15.          Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16.          Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.          Venue.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

18.          Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.          Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” means 9:30 p.m. (New York City time) on May 16, 2013, which the Underwriters have informed the Partnership is a time prior to the time of the first sale of the Units.

“Base Prospectus” shall mean the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean any date as of which any part of the Registration Statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Units and the base prospectus that is part of the registration statement that were first filed pursuant to Rule 424(b) after the Applicable Time.

“Incorporated Documents” shall mean the documents which at the time are incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto.

“Issuer Free Writing Prospectus” shall mean each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Pricing Disclosure Package” shall mean, as of the Applicable Time, the Preliminary Prospectus, together with (A) the Issuer Free Writing Prospectus attached as Schedule 2 hereto and (B) each other Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433.

“Registration Statement” shall mean, collectively, the various parts of the registration statement on Form S-3 (file number 333-188628), including exhibits and financial statements and any information in the prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event of any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the TCP Parties and the several Underwriters.

Very truly yours,

TC PipeLines, LP

By:	TC PipeLines GP, Inc., its general partner

	By:	/s/ Steven D. Becker
Name: Steven D. Becker
Title: President

	By:	/s/ Chuck Morris
Name: William (Chuck) C. Morris
Title: Treasurer

TC PipeLines GP, Inc.

By:	/s/ Steven D. Becker
Name: Steven D. Becker
Title: President

By:	/s/ Chuck Morris
Name: William (Chuck) C. Morris
Title: Treasurer

Accepted:

Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By:	Wells Fargo Securities, LLC

	By:	/s/ David Herman
Name: David Herman
Title: Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

	By:	/s/ Michael Cannon
Name: Michael Cannon
Title: Managing Director

By:	J.P. Morgan Securities LLC

	By:	/s/ Yaw Asamoah-Duodu
Name: Yaw Asamoah-Duodu
Title: Managing Director

By:	Morgan Stanley & Co. LLC

	By:	/s/ Alice Vilma
Name: Alice Vilma
Title: Vice President

By:	UBS Securities LLC

	By:	/s/ Mitesh Hassamal
Name: Mitesh Hassamal
Title: Executive Director

	By:	/s/ Daniel Grosslight
Name: Daniel Grosslight
Title: Associate Director

SCHEDULE 1

Underwriters	Number of Firm Units to be Purchased

Wells Fargo Securities, LLC	1,262,800
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,262,800
J.P. Morgan Securities LLC	1,262,800
Morgan Stanley & Co. LLC	1,262,800
UBS Securities LLC	1,262,800
Deutsche Bank Securities Inc.	693,000
RBC Capital Markets, LLC	693,000
Total	7,700,000

SCHEDULE 2

Filed pursuant to Rule 433

Registration Statement No. 333-188628

May 16, 2013

TC PIPELINES, LP

Pricing Sheet - May 16, 2013

7,700,000 Common Units Representing Limited Partner Interests

This free writing prospectus relates only to the securities described below and should be read together with the preliminary prospectus supplement and the accompanying prospectus, each dated May 15, 2013, relating to these securities.

Issuer	:	TC PipeLines, LP

Offering price to public	:	$43.85 per common unit

Option to purchase additional units	:	1,155,000 additional common units (30 days)

Proceeds, including the proportionate capital contribution of the issuer’s general partner, net of underwriting commission and offering expenses	:	$329.4 million (excluding option to purchase additional common units) or
$379.1 million (including exercise of option to purchase additional common units)

Trade Date	:	May 16, 2013

Settlement Date	:	May 22, 2013

Issuer Symbol	:	TCP

CUSIP	:	87233Q108

Exchange	:	NYSE

Joint Book-Running Managers	:	Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
UBS Securities LLC
Deutsche Bank Securities Inc.
RBC Capital Markets, LLC

Stabilizing Transactions	:

Prior to purchasing the common units being offered pursuant to the prospectus supplement, on May 16, 2013, one of the underwriters purchased, on behalf of the syndicate, 36,594 common units at an average price of $43.85 per common unit in stabilizing transactions.

Capitalization

The following replaces in its entirety the table set forth under “Capitalization” on page S-22 of the preliminary prospectus supplement:

	As of March 31, 2013
	Actual	As Adjusted	As further adjusted
	(unaudited)
	(millions of U.S. dollars)
Long-term debt:
Current portion of long-term debt	$3	$3	$3
Long-term debt	682	373	1,579
Total long-term debt	685	376	1,582
Partners’ capital:
General partner	27	34	29
Limited partners	1,261	1,583	1,352
Accumulated other comprehensive loss	(1)	(1)	(1)
Non-controlling interests	—	—	447
Total partners’ capital	1,287	1,616	1,827
Total capitalization	$1,972	$1,992	$3,409

Additional Information:

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request from any of the following addresses: Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152, Email: cmclientsupport@wellsfargo.com, Telephone : 800-326-5897; BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 866-802-9204; Morgan Stanley, Attn: Prospectus Dept., 180 Varick Street, 2nd Floor, New York, NY 10014, Email: prospectus@morganstanley.com, Telephone: 866-718-1649; or UBS Investment Bank, Attention: Prospectus Department, 299 Park Avenue, New York, NY 10171, Telephone: 888-827-7275.

SCHEDULE 3

Permitted Free Writing Prospectuses

The Issuer Free Writing Prospectus attached as Schedule 2 to the Agreement.

[Form of Lock-Up Agreement]	EXHIBIT A

TC PipeLines, LP

Public Offering of Common Units

, 2013

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

UBS Securities LLC

As Representatives of the several

Underwriters named in Schedule 1 attached hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between TC PipeLines, LP, a Delaware limited partnership (the “Partnership”), TC PipeLines GP, Inc., a Delaware corporation, and the Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any securities of the Partnership or any Units convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement (the “Lock-up Period”), other than Common Units disposed of as bona fide gifts approved by Wells Fargo Securities, LLC

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.  In addition, the undersigned agrees that, without the prior written consent of Wells Fargo Securities, LLC, it will not, during the Lock-up Period make any demand for or exercise any right with respect to the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:

2

Exhibit B

States of Foreign Qualification

TC PipeLines, LP

Nebraska

New York

TC PipeLines GP, Inc.

California

Illinois

Iowa

Minnesota

Montana

Nebraska

Nevada

New York

North Dakota

Oregon

South Dakota

Texas

TC GL Intermediate Limited Partnership

None

TC PipeLines Intermediate Limited Partnership

Illinois

Iowa

Minnesota

Montana

Nebraska

New York

North Dakota

South Dakota

Texas

TC Tuscarora Intermediate Limited Partnership

California

Nevada

Oregon

Bison Pipeline LLC

Montana

Nebraska

North Dakota

Texas

Wyoming

Gas Transmission Northwest LLC

Arizona

Idaho

Oregon

Texas

Washington

Great Lakes Gas Transmission Limited Partnership

Michigan

Minnesota

Wisconsin

North Baja Pipeline, LLC

Arizona

California

2